                                                               EXHIBIT 10(b)(1)


                               GENTEX CORPORATION
                           QUALIFIED STOCK OPTION PLAN
              (AS AMENDED AND RESTATED, EFFECTIVE AUGUST 25, 1997)


         1. PURPOSE. The purpose of this Plan is to provide an opportunity for certain employees of Gentex Corporation and its subsidiaries to purchase shares of capital stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation.

         2. DEFINITIONS. The following terms are defined for use herein as follows:

            a. "Board" means the Board of Directors of Gentex Corporation.

            b. "Common Stock" means the common stock (par value, $.06 per share) of Gentex Corporation.

            c. "Committee" means the committee appointed pursuant to Paragraph 4 to administer the Plan.

            d. "Corporation" means Gentex Corporation and any subsidiary corporation where Gentex Corporation owns fifty percent (50%) or more of the combined voting power of all outstanding securities within the meaning of the applicable provisions of the Internal Revenue Code.

            e. "Effective Date" means the effective date of this Amended and Restated Plan, August 25, 1997.

            f. "Market Value" means the closing sale price of Common Stock reported in the NASDAQ National Market for the day on which the particular option is granted, or, if prices of shares of Common Stock are not so published for that date, then a fair market value determined by the Committee by any reasonable method selected by it in good faith.

            g. "Optionee" means any employee to whom an option has been granted under the Plan.

            h. "Option Agreement" means an agreement evidencing options as provided in Paragraph 7 of the Plan.

            i. "Plan" means this Qualified Stock Option Plan of the Corporation as in effect from time to time.

            j. "Option Price" means the purchase price for Common Stock under an option, as determined under Paragraph 7 of this Plan.

      3.    SHARES.

            a. The total number of shares of the Common Stock which may be sold under the Plan shall not exceed 4,500,000 shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by Paragraph 10. Such shares shall be authorized shares and may be either unissued shares or treasury shares.

            b. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not delivered under such option shall be available for options subsequently granted.

      4.    ADMINISTRATION.

            a. The Plan shall be administered by a Committee appointed by the Board, which shall consist of three (3) or more members. All members of the Committee shall be directors. The Committee shall determine the employees to be granted options, the amount of stock to be optioned to each employee, and the terms of the options to be granted. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee shall be final and conclusive.

            b. The granting of any option pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan.

            c. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

      5. ELIGIBILITY. Only employees of the Corporation shall be eligible to participate in the Plan. The Committee shall determine whether or not an individual is eligible to participate in the Plan. An employee who has been granted an option under this Plan or any other stock option plan of the Corporation may be granted additional options.

      6. EXERCISE PRICE. The per share exercise price of each option granted under the Plan shall be at least one hundred percent (100%) of the Market Value of a share of Common Stock; provided, however, any option granted to a participant possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Gentex Corporation shall be at an Option Price not less than one hundred ten percent (110%) of the market value of a share of Common Stock and shall not be exercisable after the expiration of five years from the date the option is granted.

      7. TERMS OF OPTIONS. Each option shall be evidenced by a written agreement containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

            a. NUMBER OF SHARES. Each Option Agreement shall state the number of shares to which it pertains.

            b. EXERCISE PRICE. Each Option Agreement shall state the exercise price.

            c. MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise, and may be paid in cash or, in full or in part, by the surrender of Common Stock owned by the Optionee valued at fair market value or by the surrender of Option rights hereunder that are then exercisable, valued at the difference between the Option Price and the fair market value of the underlying Common Stock. Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Common Stock. However, an Optionee shall have none of the rights of a shareholder until a certificate for those Shares is issued to the Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 of this Plan.

            d. TERM AND EXERCISE OF OPTIONS. Each option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the option agreement. In no event, however, shall any option be exercisable less than one (1) year from the date of grant.

            e. Administrative Discretion. The Committee may in its discretion vary, among employees and among options granted to the same employee, any and all of the terms and conditions of options granted under the Plan, including the term during which and the amounts in which and dates at or after which such options may be exercised.

      8. TRANSFERABILITY OF OPTIONS AND COMMON STOCK. Options under this Plan may not be transferred except by will or according to the laws of descent and distribution. During the lifetime of the Optionee, an option may be exercised only by the Optionee or his guardian or legal representative. After an Optionee's death, options that were exercisable at the date of death may be exercised at any time within one year after the date of death, subject to prior expiration, by the executor or administrator of the Optionee's estate, any person(s) who acquired the option directly from the Optionee by bequest or inheritance, or any person designated specifically in a written designation signed by the Optionee and filed with the Committee prior to the date of death. The Corporation may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing shares issued pursuant to the exercise of an option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

      9. TERMINATION OF OPTIONS. Each option agreement shall contain such provisions as the Committee may deem advisable for termination of the option in the event of, and/or exercise of the option after the Optionee's death, disability, or termination of employment by the Corporation. No option may be exercised more than three (3) months after the termination of the Optionee's employment by the Corporation, nor more than twelve (12) months after the Optionee shall have died or become disabled, without the specific approval of the Committee.

      Option agreements may also contain, in the discretion of the Committee, provisions for termination of options and/or acceleration of exercise rights in the event of any merger or consolidation of the Corporation with, or acquisition of the Corporation or substantially all of its assets by, any other corporation or entity.

      Nothing in the Plan or in any option shall limit or affect in any way the right of the Corporation to terminate an Optionee's employment at any time nor be deemed to confer upon any Optionee any right to continue in the employ of the Corporation.

      10. ADJUSTMENT PROVISION. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, the aggregate number and class of shares available under this Plan and the number of shares subject to each outstanding option, together with the option prices, shall be appropriately adjusted by the Board or Committee to prevent dilution of the interests of Optionees and of the Plan.

      11. EFFECTIVE DATE OF PLAN, TERMINATION AND AMENDMENT. The August 25, 1997 Plan Restatement shall take effect only upon and as of the date of approval of the Plan by the Corporation's shareholders. Unless earlier terminated by the Board, the Plan shall terminate on the date ten (10) years subsequent to the date of the adoption of the Plan Restatement by the Board, after which date no options may be granted under this Plan. The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interest of the Corporation, provided that no such amendment may (a) alter the aggregate number of shares that may be issued under the Plan, (b) decrease the price at which options may be granted, or (c) modify the eligibility requirements set forth in Paragraph 5.

                                CERTIFICATION

         The foregoing Plan Restatement was duly adopted by the Board of Directors, effective August 25 1997, subject to the approval of the Company's shareholders.


                                              /s/ CONNIE HAMBLIN
                                              ------------------------------
                                              Connie Hamblin, Secretary
                                              Gentex Corporation